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                                                                   EXHIBIT 10.33

                         EXECUTIVE EMPLOYMENT AGREEMENT



        EXECUTIVE EMPLOYMENT AGREEMENT, effective as of the 1st day of May, 2001, by and between The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Company"), and James Dunn, an individual residing at 28 Hobson Street, Stamford, Connecticut 06902 (the "Executive").

        WHEREAS, the Company desires to engage the services of the Executive as its President and Chief Operating Officer;

        WHEREAS, the Executive desires to be so employed by the Company; and

        WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

        Section 1. EMPLOYMENT. The Company hereby employs the Executive as its President and Chief Operating Officer and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.

        Section 2. TERM. Unless sooner terminated as provided in Section 8, the term of employment under this Agreement shall begin on the date hereof and shall conclude on the fifth anniversary of the effective date hereof (as such term may be terminated pursuant to Section 9 the "Term").


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        Section 3. DUTIES. The Executive shall serve as President and Chief
Operating Officer, and he shall perform additional duties as the Chairman of the Board of Directors of the Corporation may assign to him from time to time. The Executive hereby agrees to devote his time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term.

        Section 4. SALARY COMPENSATION. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the rate of Four Hundred Thousand ($400,000) Dollars per calendar year. The Base Salary shall be increased each year by an amount equal to five percent (5%) of the Base Salary for the immediately preceding year, commencing on the first anniversary of the effective date of this Agreement, to reflect increases in the cost of living. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried key executive employees.

        Section 5. BONUS COMPENSATION. The Executive shall be eligible to earn a bonus for each year during the Employment Term (the "Bonus Compensation") in accordance with the terms set forth on Schedule A attached hereto.

        Section 6. EQUITY PARTICIPATION. The Executive shall be eligible to participate in such option plans as are adopted from time to time by the Company. The Executive is being granted on the date hereof an option to purchase one hundred fifty thousand (150,000) shares of common stock of the Company under an option agreement pursuant to the Company's 2001 Stock Incentive Plan.

        Section 7. FRINGE BENEFITS. As a key executive employee of the Company, the Executive shall receive, at the expense of the Company, an automobile, an office, an


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assistant and tax advice and assistance in filing his tax returns (such advice and assistance not to exceed $12,000 in any one year), and shall be eligible to participate in all employee fringe benefit programs as are made available from time to time to the Company's key executive employees.

        Section 8. BENEFITS. In addition to the compensation detailed in Section 4 and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

        Section 8.01. PAID VACATION. The Executive shall be entitled to thirty
(30) business days paid vacation per calendar year. Such vacation shall extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder and consistent with the Company's vacation policy.

        Section 8.02. INSURANCE COVERAGE. During the Term, the Company shall provide the Executive with group health, dental, disability and life insurance protection to the same extent that it makes such protection available to its other key executive employees.

        Section 8.03. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

        Section 9. TERMINATION. This Agreement shall be terminated at the end of the Term, or earlier as follows:


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        Section 9.01. DEATH. This Agreement shall terminate upon the death of the Executive, except that the compensation provided in Section 4 shall continue as provided in Section 10.03.

        Section 9.02. PERMANENT DISABILITY. In the event of any physical or mental disability of the Executive rendering the Executive unable to perform his or her duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the disability is permanent with regard to the Executive's ability to return to work in his or full capacity, this Agreement shall terminate automatically, except that the compensation provided in Section 4 shall continue as provided in Section 10.03. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive.

        Section 9.03. BY THE COMPANY FOR CAUSE. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days' prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

              (a) The Executive shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony or a crime involving moral turpitude;

              (b) The Executive shall have repeatedly failed or refused to perform his duties hereunder and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board, it being understood that the Company's failure to achieve its business plan or


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              projections shall not itself be considered a failure or refusal to perform duties;

              (c) the Executive shall have intentionally committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company which has a material adverse effect on the Company; or

              (d) the Executive shall have (i) failed to perform his duties hereunder in a manner that is reasonably satisfactory to the Board, (ii) refused to carry out the duties assigned to him by the Board, or (iii) breached any one or more of the material provisions of this Agreement, which failure, refusal or breach shall have continued for a period of at least ten (10) days after notice from the Company describing such failure, refusal or breach in reasonable detail.

        Section 9.04. BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause at any time, effective upon written notice to the Executive.

        Section 9.05. BY THE EXECUTIVE WITH GOOD REASON. The Executive may terminate this Agreement at any time effective upon written notice to the Company for Good Reason (as defined below). For purposes hereof, the term "Good Reason" shall mean that any one or more of the following has occurred:

              (a) The Company shall have breached in any material respect any of the obligations owed to the Executive hereunder, which breach shall continue without cause for a period of at least ten (10) days after written notice from the Executive describing such breach in reasonable detail;

              (b) The Company shall have removed the Executive as its President or Chief Operating Officer, or shall have materially diminished the authority and responsibility which the Executive has on the date hereof, which diminution shall continue without cure for a period of at least ten (10) days after written notice from the Executive describing such diminution in reasonable detail; or

              (c) The Company shall have required that the Executive relocate his principal place of employment outside of New York City.


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        Section 9.06. BY THE EXECUTIVE VOLUNTARILY WITHOUT GOOD Reason. The
Executive may terminate this Agreement at any time without Good Reason, effective upon at least fifteen (15) business days' prior written notice to the Company.

        Section 10. TERMINATION PAYMENTS AND BENEFITS.

        Section 10.01. VOLUNTARY TERMINATION WITHOUT GOOD REASON; TERMINATION FOR CAUSE. Upon any termination of this Agreement: (1) voluntarily by the Executive without Good Reason, or (2) by the Company for Cause, all payments, salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 10.

        Section 10.02. TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON. In the event that this Agreement is terminated by the Company without Cause, or the Executive terminates this Agreement for Good Reason, and subject to the provisions of Section 12.02, the Executive shall receive as a termination settlement (the "Termination Payment") an amount equal to the monthly Base Salary as in effect at the effective date of termination times 24, which benefit shall be paid in equal monthly installments. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits referenced in Section 8.02 for the period that he receives the Termination Payment, but shall receive no further benefits or compensation hereunder.

        Section 10.03. TERMINATION UPON DEATH OR DISABILITY. In the event the Executive is terminated as a result of the death or disability of the Executive, the Executive shall receive Base Salary and benefits through the date of termination, and shall receive the proceeds of the insurance maintained pursuant to Section 8.02.


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        Section 10.04. PUBLIC STATEMENT OF TERMINATION. In the event the
Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law.

        Section 10.05. NO OTHER BENEFITS. Except as referenced in this Agreement, the Executive shall not be entitled to any compensation, severance or other benefits from the Company upon the termination of this Agreement for any reason whatsoever.

        Section 11. PROPRIETARY INFORMATION.

        Section 11.01. PROPRIETARY INFORMATION. In the course of his service to the Company, the Executive will have access to confidential, business plans, financial information, recipes, supplier lists and other trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during the period of service by the Executive provided the same are not in the


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public domain as a consequence of disclosure directly or indirectly by the
Executive in violation of this Agreement.

        Section 11.02. FIDUCIARY OBLIGATIONS. The Executive agrees that Proprietary Information is of critical importance to the Company and a violation of this Section 11.02 and Section 11.03 would seriously and irreparably impair and damage the Company's business. The Executive agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.

        Section 11.03. NON-USE AND NON-DISCLOSURE. The Executive shall not during the Term, or at any time thereafter (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Executive's service to the Company or (b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

        Section 12. RESTRICTIONS ON ACTIVITIES OF THE EXECUTIVE

        Section 12.01. ACKNOWLEDGEMENTS. The Executive agrees that he is being employed hereunder in a key management capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for


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quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

        Section 12.02. GENERAL RESTRICTIONS.

              (a) During the Term and for the Non-Competition Period (as defined below), the Executive will not, within a five mile radius of any site owned, operated or managed by the Company or any of its subsidiaries, engage or participate in, directly or indirectly, as principal, agent, executive, employee, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below). For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it directly or indirectly owns, operates or manages high end steak restaurants within a five mile radius of any site through which the Company or any subsidiary then conducts business. Notwithstanding the foregoing, the Executive may own, directly or indirectly, less than 5% of the capital stock of any public Company.

              (b) For purposes of this Agreement, the "Non-Competition Period" shall mean (i) the period of one year after the Executive's employment terminates if such termination is pursuant to Section 9.03 or 9.06, and (ii) the period during which Termination Payments are made if such termination is pursuant to Section 9.04 or 9.05. Notwithstanding the foregoing, if the Executive's employment is terminated pursuant to Section 9.04 or 9.05, and with thirty (30) days following such termination the Executive sends written notice to the Company electing to forgo any Termination Payment otherwise owed, the Company shall be released from any obligation to make the


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Termination Payments, and the Executive shall be released from the provisions of
Section 12.02.

        Section 12.03. NON-SOLICITATION.

              (a) During the Term and the Non-Solicitation Period (as defined below), the Executive will not directly or indirectly solicit, or attempt to solicit, any officer, director, consultant or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he directly hire any person who was a director, consultant, officer or employee of the Company or any of its affiliates or subsidiaries at the time of the termination of the Executive's employment with the Company or during the three month period preceding such termination.

              (b) For purposes of this Agreement, the "Non-Solicitation Period" shall mean the period of one year after the Executive's employment terminates for any reason.

        Section 13. REMEDIES. It is specifically understood and agreed that any breach of the provisions of Sections 11 or 12 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

        Section 14. MERGER CLAUSE. The Company shall not consolidate, merge or transfer all or a substantial portion of its assets without requiring the transferee to assume this Agreement and the obligations hereunder.


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        Section 15. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

        Section 16. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

              If to the Company:      The Smith & Wollensky Restaurant
                                      Group, Inc.
                                      1114 First Avenue
                                      New York, New York 10021
                                      Attn: Chairman

              Copy to:                James Westra, Esq.
                                      Hutchins, Wheeler & Dittmar
                                      A Professional Corporation
                                      101 Federal Street
                                      Boston, MA  02110

              If to the Executive:    James Dunn
                                      28 Hobson Street
                                      Stamford, Connecticut  06902


or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 16.

        Section 17.  MISCELLANEOUS.


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        Section 17.01. MODIFICATION. This Agreement constitutes the entire
Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

        Section 17.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

        Section 17.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

        Section 17.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The State of New York.

                [The Rest of This Page Intentionally Left Blank]



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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.


                                      THE SMITH & WOLLENSKY RESTAURANT
                                      GROUP, INC.


                                      By:_______________________________
                                        Alan N. Stillman, Chairman


                                      EXECUTIVE


                                      By:_______________________________
                                         Name:  James Dunn




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                                   SCHEDULE A

                               Bonus Compensation


      The Executive shall be eligible to earn Bonus Compensation upon achievement of such targets or objectives as the Board of Directors may establish from time to time. For the Company's fiscal years 2001 and 2002, such targets and objectives shall relate to the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Executive shall not receive any Bonus Compensation for any year in which the EBITDA is less than ninety percent (90%) of the targeted EBITDA for that year. For each year in which the EBITDA is equal to or greater than ninety percent (90%) of the targeted EBITDA for that year, Bonus Compensation shall increase on a straight line basis from zero percent (0%) to a maximum of seventy-five percent (75%) of the Executive's Base Salary in direct proportion to increases in EBITDA from ninety percent (90%) of the target EBITDA for such year to one hundred-ten percent (110%) of the target EBITDA for such year. Bonus Compensation shall be paid within thirty (30) days after receipt of audited financial statements of the Company for the previous fiscal year.

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